Exhibit 10.33

From:	Banksy Shipping Company Limited and Hongbo Shipping Company Limited 80 Broad Street Monrovia Liberia

Top Ships Inc. Trust Company Complex Ajeltake Island P.O. Box 1405 Majuro Marshall Islands MH96960

To:	DVB Bank America N.V. Zeelandia Office Park Kaya W.F.G. Mensing 14 Willemstad Curaçao as Agent and as Security Trustee

26 April 2011

Dear Sirs

Loan Facility of up to US$80,000,000

1
We refer to the loan agreement dated 6 October 2008 (as amended by letters dated 15 January 2009, 18 March 2009 and 31 July 2009 and as further amended and/or supplemented from time to time, the "Loan Agreement") and made between (1) Banksy Shipping Company Limited and Hongbo Shipping Company Limited, as joint and several borrowers, (2) certain banks and financial institutions, as lenders, (3) certain banks and financial institutions, as swap banks, (4) DVB Bank America N.V., as agent and (5) DVB Bank America N.V., as security trustee.  Words and expressions defined in the Loan Agreement, unless otherwise defined herein, shall have the same meanings where used in this Letter.  References in this Letter to any document are to be construed as references to such document as amended, supplemented and/or restated from time to time.  This Letter is a Finance Document.

2
We further refer to the amendment and restatement agreement dated 1 December 2010 (the "Amendment and Restatement Agreement") and made between (1) Banksy Shipping Company Limited and Hongbo Shipping Company Limited, as joint and several borrowers, (2) Top Ships Inc., as guarantor and (3) DVB Bank America N.V. as agent and as security trustee.

3
With effect on and from the Agent being satisfied that each of the conditions precedent referred to in paragraph 8 below has either been satisfied or waived (the "Effective Date"), the Amendment and Restatement Agreement shall be, and shall be deemed by this Letter to be, amended by deleting schedule 1 (form of amended and restated loan agreement) and replacing it with schedule 1 to this Letter; and references throughout to "this Agreement", "hereunder" and other like expressions shall be construed as if the same referred to the Amendment and Restatement Agreement as amended and supplemented by this Letter.

4	With effect on and from the Effective Date, the Loan Agreement shall be, and shall be deemed by this Letter to be, amended as follows:

(a)	the definition of, and references throughout to, the Charter of Ship A shall be construed to refer to a bareboat charter made or to be made between Banksy and UACC Inc. in the Agreed Form;

(b)
the definition of, and references throughout to, the Charter Guarantee in relation to the Charter of Ship A shall be construed to refer to a guarantee issued or to be issued by United Arab Chemical Carriers Limited in favour of Banksy in the Agreed Form;

(c)
the definition of, and references throughout to, the Quadripartite Agreement in relation to Ship A shall be construed to refer to a multiparty agreement made or to be made between Banksy, UACC Inc., United Arab Chemical Carriers, the Security Trustee and DVB Bank America N.V. (in its capacity as the security trustee under the Astrale Loan Agreement) in the Agreed Form;

(d)
the definition of, and references throughout to, the Astrale Loan Agreement shall be construed to refer to the loan agreement dated as of 24 April 2008 (as amended and restated on 1 December 2010 and as further amended by a letter dated on or around the date of this Letter) and (as amended and restated) made between (i) Japan II Shipping Company Limited, as borrower, (ii) the Guarantor and the Borrowers, as guarantors, (iii) certain banks and financial institutions, as lenders, (iv) DVB Bank SE (formerly known as DVB Bank AG), as swap bank, (v) DVB Bank America N.V., as agent, (vi) DVB Bank America N.V., as security trustee and (vii) DVB Bank America N.V., as Hongbo security trustee;

(e)
the definition of, and references throughout to, the Mortgage over Ship A shall be construed to refer to the first preferred Liberian ship mortgage on that Ship dated 19 March 2009 (as amended by an addendum dated 3 August 2009 and a further addendum dated on or about the date of this Letter) and executed by Banksy in favour of the Security Trustee;

(f)	the definition of, and references throughout to, the Finance Documents shall be construed as if the same included references to this Letter;

(g)
the definition of, and references throughout to, any of the other Finance Documents shall be construed as if the same referred to those Finance Documents as amended and supplemented by this Letter; and

(h)	references throughout to "this Agreement", "hereunder" and other like expressions shall be construed as if the same referred to the Loan Agreement as amended and supplemented by this Letter.

5
With effect on and from the Effective Date, each of the Finance Documents (other than the Loan Agreement, the Quadripartite Agreements and the Mortgages) shall be, and shall be deemed by this Letter to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Letter; and

(b)
references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions shall be construed as if the same referred to such Finance Document as amended and supplemented by this Letter.

6
The Loan Agreement and the other Finance Documents (including, for the avoidance of doubt, the Quadripartite Agreements and the Mortgages) shall each remain in full force and effect in accordance with its terms save as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in paragraphs 4 and 5 above; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Letter.

7	The Amendment and Restatement Agreement shall remain in full force and effect in accordance with its terms save as amended and supplemented by the amendments contained in paragraph 3 above.

8
The conditions precedent to the Effective Date referred to in paragraphs 3, 4 and 5 above are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent:

(a)	a duly executed original of this Letter;

(b)	a duly executed original of a Liberian mortgage addendum to the Mortgage over Ship A and evidence that such addendum has been duly recorded in accordance with the laws of Liberia;

(c)	a duly executed original of the multiparty agreement referred to in paragraph 4(c) above (and of each manager's undertaking required under that multiparty agreement);

(d)	certified copies of the charter and the guarantee referred to in paragraphs 4(a) and 4(b) above respectively;

(e)
such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by each party to that document of each of the documents referred to in paragraphs 8(a), 8(b), 8(c) and 8(d) above;

(f)	documentary evidence that Ship A has been unconditionally delivered by Banksy to, and accepted by, UACC Inc. under the charter referred to in paragraph 4(a) above;

(g)	favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Liberia, the Marshall Islands and such other relevant jurisdictions as the Agent may require; and

(h)
evidence that, following the change of charterer of Ship A, Ship A remains insured in accordance with the provisions of the Loan Agreement and all requirements therein in respect of insurances continue to be complied with.

9
For the avoidance of doubt, nothing else in this Letter should be construed as an express or implied consent or waiver of any provision of the Loan Agreement or any of the other Finance Documents nor of the existing requirement (which the Borrowers and the Guarantor confirm they will procure) to effect as soon as possible the proposed cross-collateralisation of the Loan Agreement and the Astrale Loan Agreement and the other matters set out in clause 4 of the Amendment and Restatement Agreement.

10
The Borrowers and the Guarantor shall reimburse on demand to each of the Creditor Parties and their lawyers all legal expenses incurred by each Creditor Party (whether before or after the date of this Letter) in connection with this Letter.  Each of the Borrowers and the Guarantor hereby acknowledges that it is jointly and severally liable under this paragraph 10.

11
Each of the Borrowers and the Guarantor will at its own expense and forthwith upon the request of the Agent execute, sign, perfect, do and (if required) register, each and every such further assurance, documents, act or thing as, in the absolute opinion of the Agent, may be necessary for the purpose of implementing the terms and provisions of this Letter; or for the purpose of validly and effectively creating any right or obligation of any kind which the Agent intended should be created by or pursuant to this Letter.

12
With the exception of the persons referred to in paragraph 10 above, no term of this Letter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Letter.  However, notwithstanding any term of this Letter, the consent of the persons referred to in paragraph 10 above (other than the Creditor Parties) is not required for any variation of this Letter (including any release or compromise of any liability hereunder).

13
This Letter may be signed in any number of counterparts (and delivered physically or by e-mail or facsimile transmission) and any such counterparts taken together shall be deemed to constitute one and the same Letter.

14

(a)	This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

(b)	Subject to paragraph 14(c) below, the courts of England shall have exclusive jurisdiction to settle any Dispute.

(c)	Paragraph 14(b) above is for the exclusive benefit of the Creditor Parties, each of which reserves the rights:

(i)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(ii)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

None of the Borrowers nor the Guarantor shall commence any proceedings in any country other than England in relation to a Dispute.

(e)
Nothing in this paragraph 14 shall exclude or limit any right which any of the Creditor Parties may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

(f)
In this paragraph 14, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure; and a "Dispute" means any dispute arising out of or in connection with this Letter (including a dispute relating to the existence, validity or termination of this Letter) or any non-contractual obligation arising out of or in connection with this Letter.

Yours faithfully

EXECUTED AND DELIVERED	)
AS A DEED by	)
BANKSY SHIPPING COMPANY	)
LIMITED	)
acting by	)
duly authorised in accordance with the laws	)
of the Republic of Liberia	)
such execution being	)
witnessed by:	)

EXECUTED AND DELIVERED	)
AS A DEED by	)
HONGBO SHIPPING COMPANY	)
LIMITED	)
acting by	)
duly authorised in accordance with the laws	)
of the Republic of Liberia	)
such execution being	)
witnessed by:	)

EXECUTED AND DELIVERED	)
AS A DEED by	)
TOP SHIPS INC.	)
acting by	)
duly authorised in accordance with the laws	)
of the Republic of the Marshall Islands	)
such execution being	)
witnessed by:	)

We hereby acknowledge receipt of, and agree to the terms of, this Letter.

_________________________________
for and on behalf of
DVB BANK N.V.
as Agent and as Security Trustee

SCHEDULE 1

FORM OF AMENDED AND RESTATED LOAN AGREEMENT